                                                                    Exhibit 10.2


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                          TRANSITION SERVICES AGREEMENT

                                  By and Among

                         RELIANCE GROUP HOLDINGS, INC.,

                           RELIANCE INSURANCE COMPANY,

                              KEMPER CASUALTY, INC.

                                       and

                        KEMPER CASUALTY INSURANCE COMPANY

                            Dated as of July 14, 2000



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


                                TABLE OF CONTENTS
                                -----------------

                                                                                                  Page
                                                                                                  ----


                                               ARTICLE I      DEFINITIONS
                  Section 1.1  Definitions...........................................................2
                  Section 1.2  Interpretation........................................................2

                                              ARTICLE II      TRANSITION SERVICES
                  Section 2.1  Scope of Transition Services..........................................2
                  Section 2.2  Pricing...............................................................3
                  Section 2.3  Service Levels; Remedy................................................3
                  Section 2.4  Orderly Transfer......................................................4
                  Section 2.5  Billing and Cash Settlement Procedures................................4
                  Section 2.6  Subcontracting........................................................4
                  Section 2.7  Audit of Transition Services..........................................5
                  Section 2.8  Archiving.............................................................5

                                              ARTICLE III     TERM; TERMINATION


                  Section 3.1  Term..................................................................5
                  Section 3.2  Termination...........................................................6

                                              ARTICLE IV      CERTAIN LIMITATIONS
                  Section 4.1  Limitations on Transition Services....................................6
                  Section 4.2  Force Majeure.........................................................6
                  Section 4.3  Other Limitations.....................................................7

                                               ARTICLE V      CONFIDENTIALITY
                  Section 5.1  Confidentiality and Security of Data..................................7
                  Section 5.2  Acknowledgment and Precautions........................................7
                  Section 5.3  Disclosure of Confidential Information................................8
                  Section 5.4  Notification Upon Discovery of Disclosure.............................8
                  Section 5.5  Ownership of Data.....................................................8
                  Section 5.6  Security..............................................................8

                                              ARTICLE VI      ARBITRATION
                  Section 6.1  Arbitration...........................................................9

                                              ARTICLE VII   INDEMNIFICATION

                  Section 7.1  Indemnification by the Reliance Parties..............................10
                  Section 7.2  Indemnification by the Kemper Parties................................10
                  Section 7.3  Indemnification Procedures...........................................10

                                              ARTICLE VIII  MISCELLANEOUS
                  Section 8.1  Entire Agreement ....................................................11
                  Section 8.2  Waiver...............................................................11
                  Section 8.3  Relationships of the Parties.........................................11
                  Section 8.4  Setoff...............................................................11
                  Section 8.5  Governing Law........................................................12
                  Section 8.6  Notices..............................................................12
                  Section 8.7  Captions.............................................................13
                  Section 8.8  Assignment; Binding Agreement........................................13
                  Section 8.9  Third Party Beneficiaries............................................13
                  Section 8.10  Severability........................................................14
                  Section 8.11  Counterparts........................................................14
                  Section 8.12  Expenses............................................................14
                  Section 8.13  Survival............................................................14
                  Section 8.14  Consent to Jurisdiction.............................................14
                  Section 8.15  Cooperation.........................................................15
                  Section 8.16 Title to Software, etc...............................................15
                  Section 8.17 Disclaimer...........................................................15

                                                                        Page
                                                                        ----
                               INDEX OF SCHEDULES

SCHEDULE 1        Transition Services............................Schedule 1-1

                          TRANSITION SERVICES AGREEMENT

                  This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of July 14, 2000, by and among Reliance Group Holdings, Inc., a Delaware corporation ("RGH"), Reliance Insurance Company, a Pennsylvania insurance company and an indirect wholly-owned subsidiary of RGH ("RIC" and together with RGH, the "Reliance Parties"), Kemper Casualty, Inc., a Delaware corporation ("KCI"), and Kemper Casualty Insurance Company, an Illinois insurance company and wholly-owned subsidiary of KCI ("KCIC" and together with KCI, the "Kemper Parties").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Transfer and Purchase Agreement dated as of July 14, 2000 (the "Business Transfer Agreement"), entered into by and among the Reliance Parties, Reliance National Indemnity Company, a Wisconsin insurance company and a wholly-owned subsidiary of Reliance ("RNIC"), United Pacific Insurance Company, a Pennsylvania insurance company and a wholly-owned subsidiary of Reliance ("UPIC"), Reliance Insurance Company of Illinois, an Illinois insurance company and a wholly-owned subsidiary of Reliance ("RICI"), Reliance National Insurance Company, a Delaware insurance company and a wholly-owned subsidiary of Reliance ("Reliance National Insurance") and Reliance Universal Insurance Company, a California insurance company and wholly-owned subsidiary of RIC ("RUIC")(the Reliance Parties, RNIC, UPIC, RICI, Reliance National Insurance and RUIC, collectively, the "Seller Parties"), the Kemper Parties, the Seller Parties are transferring to the Kemper Parties the Business (as such term is defined in the Business Transfer Agreement); and

                  WHEREAS, in order to provide for the orderly transition of the Business, and upon the terms and subject to the conditions set forth in this Agreement, the Parties hereto agree to the provision by the Reliance Parties to the Kemper Parties of certain transition services.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. Certain capitalized and uncapitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Transfer Agreement.

                  Section 1.2 Interpretation. (a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                  (b) When a reference is made in this Agreement to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                                   ARTICLE II

                               TRANSITION SERVICES

                  Section 2.1 Scope of Transition Services. (a) Subject to the provisions of Article IV hereof and subject to Section 5.13 of the Business Transfer Agreement, during the Transition Period (as such term is defined in Section 3.1 hereof), the Reliance Parties shall provide, and shall cause their Affiliates to provide, as applicable, to the Kemper Parties and their Affiliates, as applicable, with systems support, including the operation and maintenance of those systems currently being used by the Business as of June 19, 2000 (the "Systems Support Services") and such other services expressly set forth on Schedule 1 hereto (collectively, the "Transition Services"). With respect to any Transition Service performed on specific hardware or software, the Reliance Parties will not be obligated to provide a Transition Service performed on such hardware or software following the time at which the Kemper Parties (A) take physical possession of and install such hardware or cease processing information with respect to the Business or such hardware or cease processing information with respect to the business capital hardware or (B) materially change such software to the extent that the Reliance Parties could no longer reasonably be expected to be able to perform Transition Services thereon.The Reliance Parties shall not be required to provide support with respect to the Computer Programs listed on Schedule 3.14(c)(iii) to the Business Transfer Agreement as being unsupported.

                  (b) Until fifteen (15) days after the date hereof, the Kemper Parties may reasonably request additional transition services or increases to current Transition Services from the Reliance Parties, and the Reliance Parties agree to provide, and shall cause their Affiliates to provide, as applicable, such additional transition services or increases to current Transition Services to the Kemper Parties and their Affiliates, as applicable, subject to the terms and conditions of this Agreement including, but not limited to, Article IV hereof.

                  (c) The Kemper Parties shall use their reasonable best efforts to obtain, and the Reliance Parties shall use their reasonable best efforts to assist in obtaining, any and all consents or approvals from any third party necessary for the Kemper Parties' receipt of the Transition Services pursuant to this Agreement. The Kemper Parties shall be responsible for any costs payable to a third party which are incurred in obtaining such third party's consent. If a license, consent or approval is specifically required for Seller Parties' receipt of a particular Transition Service hereunder, the Reliance Parties shall not be obligated to perform such Transition Service until such license, consent or approval is obtained.

                  Section 2.2 Pricing. The fee, rate or amount (collectively, "Fee") to be charged for each Transition Service is set forth on Schedule 1 hereto; provided, however, for the first three months from the date hereof, no Fee shall be charged to the Kemper Parties for the provision of any Transition Service which is not a Systems Support Service.

                  Section 2.3 Service Levels; Remedy. Subject to the final sentence of Section 2.4, the Transition Services shall be provided at such levels of quality, care and service which are at least equal to the levels of quality, care and service which are provided for the Business as of June 19, 2000.

                  Section 2.4 Orderly Transfer. Each of the Reliance Parties and the Kemper Parties shall fully cooperate with one another in the orderly transfer of the provision of the Transition Services from the Reliance Parties to the Kemper Parties. Each shall in good faith make available to the other the personnel reasonably needed to facilitate such orderly transfer. Subject to the rights set forth in the Business Transfer Agreement, the Reliance Parties shall maintain staffing at levels capable of delivering Transition Services at such levels of quality, care and service which are at least equal to the levels of quality, care and service which have are provided for the Business as of June 19, 2000. If additional Transition Services or increases to current Transition Services are added pursuant to Section 2.1(b), the staffing or service level with respect such Transition Service shall not exceed a level which the Reliance Parties could reasonably be expected to be able to provide based on the Reliance Parties' resources as of the date on which the Kemper Parties requested such additional Transition Services or increase to current Transition Services.

                  Section 2.5 Billing and Cash Settlement Procedures. Billing and cash settlement for Transition Services shall occur monthly. Bills shall be sent in a format as may be mutually agreed upon by the parties. The Reliance Parties and the Kemper Parties shall settle payment for Transition Services within fifteen (15) days of the Reliance Parties' delivery to the Kemper Parties of an itemized summary of the Fees relating thereto (the "Settlement Date"); provided, that the Reliance Parties shall have received from the Kemper Parties all reasonably requested information necessary to complete such settlement. Settlement shall be made by wire transfer or check of immediately available funds. In the event that any amount remains unsettled after the Settlement Date, such amount shall bear interest until the full settlement thereof at a rate per annum equal to the 60-Day Treasury Rate. For purposes of this Agreement, "60-Day Treasury Rate" means the annual yield rate, on the date to which the 60-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of two months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

                  Section 2.6 Subcontracting. The Reliance Parties may subcontract or outsource to any third party for the performance of any Transition Services; provided, however, that the subcontracting or outsourcing of the performance of any Transition Services shall (i) not increase the Fee relating to such Transition Services and (ii) not affect the quality of such Transition Services. In the event that any Transition Services are subcontracted or outsourced pursuant to this Section 2.6, (i) the Reliance Parties shall remain fully responsible and liable for their obligations hereunder (including

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adherence to the service standards referred to in Section 2.3), (ii) the
Reliance Parties shall be responsible for all communications with any third parties performing Transition Services on their behalf; (iii) the Kemper Parties may continue to conduct all written or oral communications regarding matters contemplated by this Agreement with the Reliance Parties without reference to any third party performing Transition Services on behalf of the Reliance Parties; (iv) the Kemper Parties shall be provided by the Reliance Parties the direct right to bring a lawsuit against any such third party for breach of the outsourcing or subcontracting agreement; and (v) the Reliance Parties shall take all actions necessary to assure that the third party performing Transition Services meets the Reliance Parties' obligations under this Agreement.

                  Section 2.7 Audit of Transition Services. Upon reasonable request during normal business hours, the Reliance Parties shall permit the Kemper Parties or its authorized representatives, to examine and make copies and abstracts from the books and records of the Reliance Parties for the purpose of auditing the performance of, and the charges of, the Reliance Parties under the terms of this Agreement; provided, however, that all costs and expenses of such inspection shall be borne by the Kemper Parties.

                  Section 2.8 Archiving. The Reliance Parties and the Kemper Parties shall archive all data related to the Business consistent with the archiving practices of the Business as of June 19, 2000, or as otherwise required by Applicable Law. Upon reasonable request of the other party, each party hereto shall use reasonable efforts to retrieve and to make available the archived data at the expense of the party in possession of the data. The form in which such archived data so retrieved shall be made available shall be consistent with the way it was originally stored. If the party archiving data determines to destroy such data, it shall provide the other party with not less than thirty (30) days prior notice thereof and within such thirty (30) day period the other party may elect to retain such data at its own expense.

                                   ARTICLE III

                                TERM; TERMINATION

                  Section 3.1 Term. Each Transition Service shall be provided for such term (the "Transition Period"), as set forth on Schedule 1 hereto.

                  Section 3.2 Termination. (a) Notwithstanding Section 3.1 hereof, the Kemper Parties may, without cause, upon forty-five (45) days prior written notice to the Reliance Parties, terminate any or all Transition Services.

                  (b) In the event that the Kemper Parties elect to terminate less than all Transition Services, the Reliance Parties shall be obligated to continue to provide the remaining Transition Services in accordance with the terms and conditions of this Agreement.

                                   ARTICLE IV

                               CERTAIN LIMITATIONS

                  Section 4.1 Limitations on Transition Services. (a) Nothing in this Agreement or the Business Transfer Agreement shall require the Reliance Parties or any of their Affiliates, as applicable, to obtain any additional licenses, systems or personnel to provide or comply with the obligations set forth in this Agreement.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or the Business Transfer Agreement, in the event that any Affiliate of the Reliance Parties or the Kemper Parties ceases to be an Affiliate of the Reliance Parties or the Kemper Parties, respectively, or in the event that any business conducted by the Reliance Parties or the Kemper Parties and providing or receiving any Transition Services, respectively, is transferred to a third party, all such Transition Services being provided by or to such transferred entity or which relate to such transferred business, as the case may be, shall automatically terminate.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or the Business Transfer Agreement, the Reliance Parties and the Kemper Parties acknowledge and agree that the Transition Services shall not be resold, transferred to a non-Affiliate or otherwise be used in any way other than in the conduct of the Business.

                  Section 4.2 Force Majeure. Neither the Reliance Parties nor the Kemper Parties shall have any liability for any failure to perform this Agreement in accordance with its terms if such failure arises out of causes beyond the control of such person. Such causes may include, but are not limited to, unavailability of communications facilities, acts of God or the public enemy, acts of third parties including delays of maintenance and vendors, acts of civil or military authority, fires, floods, storms, earthquakes, accidents, explosions, sabotage, strikes, lockouts or other labor disturbances, national emergency, commotion, unavailability of energy sources, materials or equipment, delay in transportation, riots or war. If the Reliance Parties are unable to substantially perform Transition Services for any of the reasons described in this Section 4.2, the provision of such Transition Services by the Reliance Parties shall be suspended for the duration, and to the extent of, such force majeure event, provided that the Reliance Parties shall promptly notify the Kemper Parties of their inability to so perform, the steps they plan to take to rectify such inability and the anticipated length of such inability.

                  Section 4.3 Other Limitations. Without in any way limiting the provisions of Article 2 hereof or the last sentence of Section 5.6 hereof, the Reliance Parties and the Kemper Parties agree that in no event shall they have any liability under this Agreement for any loss of interest, profit, sales, revenue or goodwill by any person or for any consequential, indirect, special, punitive or exemplary damages suffered by any person.

                                    ARTICLE V

                                 CONFIDENTIALITY

                  Section 5.1 Confidentiality and Security of Data. The parties hereto acknowledge that the Reliance Parties have disclosed or will disclose certain confidential information to the Kemper Parties and that the Kemper Parties have disclosed or will disclose certain confidential information to the Reliance Parties, in each case, in connection with the provision of Transition Services. For the purposes of this Article V, the party disclosing such confidential information including their Affiliates, shall be referred to as the "Disclosing Party" and the party receiving such confidential information including their Affiliates, shall be known as the "Receiving Party."

                  Section 5.2 Acknowledgment and Precautions. The Receiving Party acknowledges the confidential and proprietary nature of the confidential information and agrees not to reveal or disclose it for any purpose to any other person, or to use any confidential information for any purpose other than as contemplated by this Agreement, without the prior written consent of the Disclosing Party, except as provided in Section 5.3. The Receiving Party agrees to maintain adequate security procedures and take reasonable precautions (no less rigorous than the Receiving Party takes with respect to its own comparable confidential information) to prevent misuse, unauthorized or inadvertent disclosure or loss of the confidential information.

                  Section 5.3 Disclosure of Confidential Information. Confidential information may be disclosed by the Receiving Party pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such confidential information, disclosure of such confidential information may be made without liability under this Agreement or otherwise).

                  Section 5.4 Notification Upon Discovery of Disclosure. The Receiving Party shall notify the Disclosing Party immediately upon discovery of any prohibited use or disclosure of the confidential information by itself or their Affiliates, or any other breach of this Article V by the Receiving Party, and shall fully cooperate with the Disclosing Party to help the Disclosing Party regain possession of the confidential information and prevent the further prohibited use or disclosure of confidential information.

                  Section 5.5 Ownership of Data. Except as otherwise provided in the Business Transfer Agreement or other Ancillary Agreement, each party hereto acknowledges and agrees that the Reliance Parties and the Kemper Parties shall each retain exclusive rights to and ownership of their own data and their respective Affiliates' data utilized in the provision of Transition Services.

                  Section 5.6 Security. Each party hereto shall, and shall cause their Affiliates to, use all reasonable steps to protect the data owned by the other party hereto or such other party's Affiliates. In the event that any such data is lost or destroyed due to the negligence of the other party hereto or such other party's Affiliates, the parties hereto agree that (i) the exclusive remedy of the non-negligent party shall be that the negligent party, at the negligent party's cost and expense, shall use its reasonable best efforts to reconstruct such data with the cooperation of the non-negligent party and their Affiliates and (ii) in no event shall the Reliance Parties and the Kemper Parties have any liability in respect of such negligence other than as provided in clause (i).



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



                                   ARTICLE VI

                                   ARBITRATION

                  Section 6.1  Arbitration.

                  (a) Subject to the provisions of paragraph (f) hereof, any dispute arising out of this Agreement shall be submitted to a panel of arbitrators composed of two (2) arbitrators and an umpire, meeting in New York, New York, unless otherwise agreed by the parties hereto.

                  (b) The members of the panel of arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies other than the parties or their Affiliates. Each party shall appoint its arbitrator, and each of the two (2) arbitrators shall propose list of three (3) potential umpire candidates. In the event that the two (2) arbitrators fail to agree upon the appointment of any of the individuals proposed as umpire within two (2) weeks, either party may apply to the United States District Court for the Southern District of New York to select an umpire other than the potential umpire candidates proposed by each of the arbitrators.

                  (c) The claimant shall submit its initial statement within twenty (20) days from appointment of the umpire. The respondent shall submit its statement within twenty (20) days after receipt of the claimant's statement, and the claimant may submit a reply statement within ten (10) days after receipt of the respondent's statement. Thereafter, the panel shall hold a hearing and receive evidence.

                  (d) The panel shall issue its decision in writing based upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross-examination and rebuttal shall be allowed, if requested. The panel shall make its decision within, based upon applicable law, forty-five (45) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the panel shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the panel in any court having jurisdiction thereof.

                  (e) Each party shall bear the expenses of its own arbitrator and shall equally bear the expenses of the umpire. The remaining costs of the arbitration proceeding shall be allocated by the panel.

                  (f) Notwithstanding the foregoing, either may initiate action in court when the only remedy sought is specific performance or injunctive relief.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.1 Indemnification by the Reliance Parties. The Reliance Parties hereby indemnify the Kemper Parties against, and agree to hold the Kemper Parties and their Affiliates, and each of their officers, directors, employees and other Representatives harmless from any and all Damages incurred or suffered by the Kemper Parties or their affiliates, or their officers, directors, employees or other Representatives arising out of or relating to, (i) after notice and opportunity to cure any breach or nonfulfillment by the Reliance Parties of, or any failure by the Reliance Parties to perform, any of the covenants, terms or conditions of, or any duties or obligations under this Agreement; and (ii) any enforcement of this indemnity.

                  Section 7.2 Indemnification by the Kemper Parties. The Kemper Parties hereby indemnify the Reliance Parties against, and agree to hold the Reliance Parties and their affiliates, and each of their officers, directors, employees and other Representatives harmless from any and all Damages incurred or suffered by the Reliance Parties or their affiliates, or their officers, directors, employees or other Representatives arising out of or relating to, (i) after notice and opportunity to cure any breach or nonfulfillment by the Kemper Parties of, or any failure by the Kemper Parties to perform, any of the covenants, terms or conditions of, or any duties or obligations under this Agreement; (ii) any enforcement of this indemnity; (iii) any use or occupancy of any real estate facilities or leased property contemplated by this Agreement; and (iv) so long as the Reliance Parties are not in material breach of this Agreement, any action, suit or proceeding by any third party alleging any violation of law, breach of contract or commission of any tort in connection with the performance of the Transition Services in accordance with this Agreement.

                  Section 7.3 Indemnification Procedures. In the event either the Reliance Parties or the Kemper Parties shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Article 6 of the Business Transfer Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Entire Agreement. This Agreement, the Business Transfer Agreement and the other Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                  Section 8.2 Waiver. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.3 Relationships of the Parties. The parties hereto and their respective Affiliates are and shall remain independent contractors and not employees or agents of each other. Except as expressly granted by the other party in writing, neither the Reliance Parties nor the Kemper Parties shall have any authority, express or implied, to act as an agent of the other party or its subsidiaries or Affiliates under this Agreement. It is not the intent of the parties hereto to create, nor should this Agreement be construed to create, a partnership or employment relationship among or between the parties (including their respective officers, employees, agents or representatives).

                  Section 8.4 Setoff. Each of the Reliance Parties and the Kemper Parties agree that it shall have the right to off-set or set-off any payment due pursuant to this Agreement, the Business Transfer Agreement, or other Ancillary Agreement against any other payment to be made pursuant to this Agreement, the Business Transfer Agreement, or other Ancillary Agreement.

                  Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the choice of laws rules thereof.

                  Section 8.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by overnight courier or certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (i) upon actual delivery if presented personally or sent by facsimile transmission, (ii) one (1) Business Day following delivery to an overnight courier or (iii) three (3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

                  (i)      If to the Kemper Parties:

                                    Kemper Casualty, Inc.
                                    One World Trade Center
                                    35th Floor
                                    New York, NY  10048
                                    Attn:  James F. Meehan, General Counsel
                                    Facsimile No.:  (212) 313-4124

                           With concurrent copies, which shall not constitute notice, to:

                                    Lumbermens Mutual Casualty Company
                                    One Kemper Drive
                                    Long Grove, IL  60049
                                    Attn: John Conway, General Counsel
                                    Facsimile No.: (847) 320-4202

                           and

                                    Robert J. Sullivan, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom, LLP
                                    Four Times Square
                                    New York, NY  10036-6522
                                    Facsimile No.: (212) 735-2000

                  (ii)     If to the Reliance Parties:

                                    Reliance Insurance Company
                                    77 Water Street
                                    New York, New York 10005
                                    Attn:  General Counsel
                                    Facsimile No.: (212) 858-9118

                           With concurrent copies, which shall not constitute
notice, to:

                                    Reliance Group Holdings
                                    Park Avenue Plaza
                                    55 East 52nd Street, 29th Floor
                                    New York, NY 10055
                                    Attn:   General Counsel
                                    Facsimile No.:  (212) 909-1864

                           and

                                    Jonathan L. Freedman, Esq.
                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, NY  10019
                                    Facsimile No.: (212) 259-6333

                  Section 8.7 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  Section 8.8 Assignment; Binding Agreement. Except as set forth under Section 2.6 hereof, neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned by any party to this Agreement, in whole or in part, to any other person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the party hereto and their respective permitted successors and permitted assigns.

                  Section 8.9 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (including, without limitation, the Affiliates of the Reliance Parties and the Kemper Parties) other than the parties to this Agreement any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 8.10 Severability. If any provision of this Agreement is held to be legally invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Reliance Parties and the Kemper Parties under this Agreement will not be materially and adversely effected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provision of this Agreement shall remain in full force and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  Section 8.11 Counterparts. This Agreement may be signed in a multiple counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto and then become effective as of the date hereof.

                  Section 8.12 Expenses. Unless otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  Section 8.13 Survival. The provisions of Sections 2.7, 4.3,
8.12 hereof and Articles V , VI and VII shall survive the termination of this Agreement.

                  Section 8.14 Consent to Jurisdiction. Subject to the provisions of Article VI hereof, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court does not have jurisdiction, New York State Supreme Court in the borough of Manhattan, for purposes of enforcing this Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Commercial Division of the Supreme Court. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.6 shall be deemed effective service of process on such party.

                  Section 8.15  Cooperation.

                  (a) The Kemper Parties agree to share on a timely basis information and otherwise cooperate to the extent necessary to facilitate the provision of services under this Agreement. In addition, the parties shall cooperate in a commercially reasonable manner in order that the obligations of the Reliance Parties under this Agreement shall be effectively, efficiently and promptly discharged. Each party shall, at all reasonable times under the circumstances, make available to the other party properly authorized personnel for the purpose of consultation and decision.

                  (b) The Kemper Parties shall take such actions to move the Business to its own systems and to terminate the provision of Transition Services hereunder as soon as practicable.

                  Section 8.16 Title to Software, etc. Except for those assets transferred or licensed to Purchaser pursuant to the Business Transfer Agreement or any Ancillary Agreement, the Reliance Parties shall retain all right, title and interest in any software, hardware, firmware and other management and control system (such as computers, computer programs, and other computer-related technology), and related information, plans, technical data, ideas, discoveries, works of authorship, patentable and unpatentable inventions, copyrights, trademarks, trade names, trade secrets and other Intellectual Property, know-how, engineering, drawings and equipment resulting from or arising out of a Reliance Party's provision of the Transition Services hereunder.

                  Section 8.17 Disclaimer. Except as provided in Sections 2.3 and 2.4 of this Agreement, and except for all such representations and warranties as are set forth in the Business Transfer Agreement, the Reliance Parties make no representations or warranties, express or implied, with respect to the Transition Services provided pursuant to this Agreement and the implied warranties of merchantability and fitness for a particular purpose are specifically excluded with respect to the Transition Services to be provided hereunder.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                   KEMPER CASUALTY, INC.


                                   By:              /s/ Dennis Kane
                                         ---------------------------------------
                                         Name:    Dennis Kane
                                         Title:   President & CEO

                                   KEMPER CASUALTY INSURANCE
                                   COMPANY

                                   By:              /s/ Dennis Kane
                                         ---------------------------------------
                                         Name: Dennis Kane
                                         Title:   President & CEO

                                   RELIANCE GROUP HOLDINGS, INC.


                                   By:           /s/David Grill
                                         ---------------------------------------
                                         Name:    David Grill
                                         Title:   Vice President & Treasurer

                                   RELIANCE INSURANCE COMPANY


                                   By:               /s/ George Terry Van Gilder
                                         ---------------------------------------
                                         Name:     George Terry Van Gilder
                                         Title:     President & CEO